SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 1, 2024

Date of Report (Date of the earliest event reported)

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Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

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Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices) (Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2024, the Company entered into an amendment (the “Second Incremental Amendment”) to the credit and guaranty agreement, dated as of May 10, 2022 (as amended by the First Incremental Amendment, dated as of September 29, 2023, as further amended by the Second Incremental Amendment, the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company as subsidiary guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as second incremental term facility administrative agent, pursuant to which the Company borrowed $400,000,000 of new term loans (the “Second Incremental Term Loans”).

The Second Incremental Term Loans incurred pursuant to the Second Incremental Amendment will mature on May 10, 2027 and will amortize in quarterly installments (commencing with the fiscal quarter ending March 31, 2025) equal to (x) for the first eight installments, 0.625% of the original principal amount of the Second Incremental Term Loans and (y) for each installment thereafter, 1.875% of the original principal amount of the Second Incremental Term Loans, with the balance payable on the maturity date of the Second Incremental Term Loans. The proceeds of the Second Incremental Term Loans were used in part to repay revolving loans outstanding under the Credit Agreement and the remainder will be used for general corporate purposes. The Second Incremental Term Loans bear interest at a rate per annum equal to, at the borrower’s option, either (a) a base rate determined by reference to the higher of (1) the rate of interest quoted by The Wall Street Journal as the “Prime Rate,” (2) the federal funds effective rate plus 1/2 of 1.00% or (3) term SOFR for a period of one month plus 1.00% (or if such rate shall not be ascertainable, 1.00%) or (b) term SOFR for the interest period relevant to such borrowing, in each case plus an applicable margin. The applicable interest rate margins for the Second Incremental Term Loans are 2.25% per annum with respect to base rate borrowings and 3.25% per annum with respect to term SOFR borrowings. Except as amended by the Second Incremental Amendment, the terms of the Credit Agreement were not otherwise amended.

The foregoing description of the Second Incremental Amendment is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, as amended by the Second Incremental Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Second Incremental Amendment by and among Bausch + Lomb Corporation, certain subsidiaries of Bausch + Lomb Corporation as subsidiary guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., effective as of November 1, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ Sam Eldessouky
	Name:	Sam Eldessouky
	Title:	Executive Vice President, Chief Financial Officer

Date: November 1, 2024